UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 5, 2008

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) In conjunction with the relocation of the headquarters of Asbury Automotive Group, Inc. (the “Company”) to Duluth, Georgia, the Company’s management issued a request for proposal to independent registered public accountants with the capability of serving the Company locally in Georgia for the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2009.

On December 5, 2008, the Audit Committee of the Company’s board of directors (the “Audit Committee”) informed Deloitte & Touche LLP (“D&T”), the Company’s then current independent registered public accountants, that it had selected Ernst & Young LLP (“E&Y”) to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2009, and was therefore terminating the Company’s relationship with D&T as the Company’s independent registered public accountants. The decisions to terminate the relationship with D&T and engage E&Y were made and approved by the Audit Committee. D&T continued as the Company’s independent registered public accountants until the completion of the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2008, which audit was completed on March 16, 2009.

Neither of D&T’s audit reports on the consolidated financial statements for each of the fiscal years ended December 31, 2007 and 2008, contained an adverse opinion or disclaimer of opinion. D&T’s audit report for the fiscal year ended December 31, 2007, dated February 29, 2008, was not qualified or modified as to uncertainty, audit scope or accounting principles, but it included an explanatory paragraph related to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 effective January 1, 2007.” D&T’s audit report of the Company’s financial statements for the fiscal year ended December 31, 2008, dated March 16, 2009, included explanatory paragraphs (i) stating that there is uncertainty that the Company will remain in compliance with certain debt covenants throughout 2009 which raises substantial doubt about the Company’s ability to continue as a going concern and (ii) related to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 effective January 1, 2007”. During the periods covered by such reports, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the same periods, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided D&T a copy of this Report on Form 8-K/A. Attached to this Form 8-K/A as Exhibit 16.1 is a copy of D&T’s letter, dated March 20, 2009.

(b) On December 5, 2008, the Audit Committee notified E&Y that E&Y was selected to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2009. The Company and E&Y executed an engagement letter in connection with such audit on December 19, 2008. The engagement of E&Y will be presented to the stockholders for ratification at the Company’s 2009 Annual Meeting of Stockholders.

During the fiscal years ended December 31, 2006 and 2007, and during any subsequent period through December 19, 2008, the date of engagement of E&Y, neither the Company, nor any person on its behalf, has consulted with E&Y with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by E&Y to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter of Deloitte & Touche LLP, dated March 20, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: March 20, 2009	By:	/s/ Charles R. Oglesby
	Name:	Charles R. Oglesby
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP, dated March 20, 2009